EXHIBIT 99.1

(INVESTORS)	Robert B. Tschudy Senior Vice President and CFO SCPIE Holdings Inc. 310/557-8739 e-mail: rtschudy@scpie.com Cecilia A. Wilkinson PondelWilkinson Inc. 310/279-5980 e-mail: cwilkinson@pondel.com	(Media)	Howard Bender SCPIE Holdings Inc. 310/551-5948 e-mail: hbender@scpie.com

SCPIE HOLDINGS ANNOUNCES 2004 THIRD-QUARTER

AND NINE-MONTH RESULTS

— 6.5% Rate Increase Approved in California —

Los Angeles, California – November 4, 2004 – SCPIE Holdings Inc. (NYSE:SKP), a major provider of healthcare liability insurance, today reported results for its third quarter and nine months ended September 30, 2004.

For the 2004 third quarter, SCPIE reported a net loss of $3.0 million, or $0.32 per share, compared with a net loss in the same period a year ago of $14.8 million, or $1.58 per share. Total revenues for the current third quarter were $40.7 million, compared with $31.0 million a year ago. Realized investment losses for the 2004 third quarter were $0.1 million, contrasted to $8.2 million a year ago. For the first nine months of 2004, SCPIE posted a net loss of $4.5 million, or $0.48 per share, on total revenues of $120.9 million. In the year-earlier nine-month period, the net loss totaled $15.4 million, or $1.65 per share, on total revenues of $141.9 million.

SCPIE’s core California and Delaware healthcare liability insurance business performed as anticipated in the current third quarter, reflecting the benefit of a 9.9% rate increase in California that took effect in October 2003. These operations are expected to show continued improvement as the company implements in January 2005 a rate increase of 6.5% recently approved in California.

Revenues, absent realized gains and losses, increased slightly between the third- quarter 2003 and third-quarter 2004. Losses in the current third quarter primarily reflect three items not related to SCPIE’s core operations:

•	In late September, legislation passed in California that resulted in SCPIE incurring additional estimated franchise taxes and interest for years ended on or after December 1, 1997, of $4.0 million, not including any federal tax benefit from such expense. The legislation restored up to 80% of a deduction under which insurance holding companies had for many years excluded from California taxation dividends received from their insurance company subsidiaries. This deduction had been brought into doubt by a 2000 California appellate court decision (Ceridian Corp. v. Franchise Tax Board). The new legislation sharply reduces an initial assessment made by the California Franchise Tax Board against SCPIE of $15.4 million. This holding company expense has no adverse effect on SCPIE’s insurance subsidiaries’ surplus position.

•	During the quarter, the company’s discontinued assumed reinsurance business incurred a net loss of $545,000, as favorable reserve developments associated with the World Trade Center disaster were offset by adverse reserve developments under other contracts.

•	Non-core direct healthcare liability insurance operations incurred a loss of $3.8 million as those operations continued in run-off. The loss was primarily related to unexpected dental claims in Texas. SCPIE has not written any non-core healthcare liability policies since March 2003, and outstanding claims dropped to 502 at September 30, 2004, from 739 at the end of 2003.

Core Operating Review

Net earned premiums for the company’s core direct healthcare liability insurance business in the third quarter of 2004 totaled $30.8 million, comparable to $31.1 million a year earlier. Net written premiums were $7.4 million in the 2004 third quarter, compared with $9.8 million a year earlier.

Policy renewals continued to be strong in the third quarter, totaling a cumulative 93.5% through the first nine months of 2004.

The core business incurred an underwriting loss of $604,000, improved from an underwriting loss of $3.2 million in the third quarter of 2003. The 2004 third-quarter combined ratio equaled 101.9%, compared with 110.2% in the 2003 third quarter. The third-quarter loss ratio attributable to core operations declined to 79.7% from 86.1% a year ago, while the expense ratio of 22.2% attributable to core operations compared favorably with 24.1% in the 2003 third quarter.

For the first nine months of 2004, net earned premiums for the company’s core direct healthcare liability insurance business totaled $93.3 million, up from $89.3 million a year earlier. Net written premiums for the core direct healthcare liability insurance business rose to $103.6 million from $102.4 million a year earlier. For the current nine-month period, the core business incurred a net underwriting loss of $2.7 million, compared with an underwriting loss of $9.2 million in the comparable 2003 period. The 2004 nine-month combined ratio totaled 102.9% versus the 2003 nine-month combined ratio of 110.4%. The loss ratio attributable to core operations totaled 82.1% for the 2004 year-to-date period compared with 90.7% in the first nine months of 2003, and the expense ratio attributable to core operations totaled 20.8% compared with 19.7% a year earlier.

“The benefits of our rate increase in California in October 2003 are clearly shown in the significant improvement between this quarter’s results for our core direct healthcare liability insurance operations and the prior-year’s third-quarter results,” said Donald J. Zuk, SCPIE President and Chief Executive Officer. “We are pleased that the California Department of Insurance recently approved our latest rate request, a 6.5% increase that we will implement January 1, 2005. Our turnaround plan for SCPIE’s core business, which included securing these increases as well as enhancing our underwriting, claims evaluation and customer service, is delivering the desired results – a stronger and more financially secure operation moving toward underwriting profitability. The California franchise tax expense and the losses from our non-core, discontinued businesses don’t detract from our positive outlook for continued improvement in our core operations going forward.”

Financial Summary

SCPIE recorded total revenues of $40.7 million for the 2004 third quarter, including net earned premiums of $36.1 million, net investment income of $4.5 million and realized investment losses of $111,000. A year ago, SCPIE posted total third-quarter total revenues of $31.0 million, including net earned premiums of $35.6 million, net investment income of $4.1 million and realized investment losses of $8.2 million. Net premiums written for the 2004 third quarter totaled $10.0 million. A year earlier, net written premiums totaled $13.5 million. Written premiums have declined over the past year as the company continues to exit both its non-core direct healthcare liability insurance and assumed reinsurance businesses.

The company recorded a loss before taxes of $308,000 for the three months ended September 30, 2004, compared with a loss before taxes of $22.6 million in the third quarter of 2003. In the 2003 third quarter, an upward development in losses reported by a GoshawK-

related syndicate and the accompanying fall in the market price of GoshawK stock required SCPIE to record approximately $8.5 million in assumed reinsurance losses in the third quarter and write down the value of its investment in GoshawK stock by $9.6 million. These two actions contributed $11.8 million to the company’s 2003 third-quarter after-tax loss.

Total revenues for the first nine months of 2004 equaled $120.9 million, including $103.7 million of earned premiums, $15.0 million of net investment income and $1.6 million of realized investment gains. For the nine months ended September 30, 2003, total revenues reached $141.9 million, including premiums earned of $129.6 million, net investment income of $15.1 million and realized losses of $4.3 million. Net written premiums for the first nine months of 2004 totaled $102.3 million, compared with $119.8 million a year earlier.

At September 30, 2004, SCPIE’s balance sheet remained debt-free. Book value per share totaled $21.05 compared with $21.79 per share at December 31, 2003.

Supplemental financial data relating to the performance of the company’s non-core direct healthcare liability operations and its assumed reinsurance business is contained in a detailed financial statement accompanying this news release.

About SCPIE Holdings

SCPIE Holdings Inc. is a leading provider of healthcare liability insurance for physicians, oral and maxillofacial surgeons, and other healthcare providers, as well as medical groups and healthcare facilities. Since the company was founded in 1976, it has carved out a significant niche in the insurance industry by providing innovative products and services specifically for the healthcare community.

Investor	Conference Call

An investor conference call to discuss SCPIE’s third-quarter 2004 results will be conducted today, November 4, 2004 at 9 am (Pacific time). The call will be open to all interested investors through a live audio web broadcast via the Internet at www.scpie.com and www.fulldisclosure.com. Questions, which will be answered during the conference call as time permits, can be submitted prior to or during the call by clicking on the icon on the home page of SCPIE’s website.

Rebroadcast over the Internet will be available for one year on both websites. A telephonic playback of the call will be available through 5 p.m. (Pacific time), Thursday, November 11, 2004. Listeners should call 800/633-8284 (domestic) or 402/977-9140 (international) and use Reservation Number 21210216.

# # #

In addition to historical information, this news release contains forward-looking statements that are based upon the company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Actuarial estimates of losses and loss expenses and expectations concerning the company’s ability to retain current insureds at profitable levels, successful withdrawal from the assumed reinsurance business, expansion of liability insurance business in its principal market, improved performance and profitability are dependent upon a variety of factors, including future economic, competitive and market conditions, frequency and severity of catastrophic events, future legislative and regulatory actions, uncertainties and potential delays in obtaining rate approvals, the level of ratings from recognized rating services, the inherent uncertainty of loss and loss expense estimates in both the core business and discontinued non-core business (including contingent liability related to Highlands Insurance Company), and the cyclical nature of the property and casualty insurance industry, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. The company is also subject to certain structural risks as an insurance holding company, including statutory restrictions on dividends and other intercompany transactions. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by the company or any other person that the company’s objectives or plans will be realized.

SCPIE Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in Thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
ASSETS
Securities available-for-sale:
Fixed maturities investments, at fair value (amortized cost 2004 - $489,459; 2003 - $550,794)	$491,787	$554,141
Equity investments, at fair value (cost 2004 - $12,207; 2003 - $15,766)	15,953	20,543

Total securities available-for-sale	507,740	574,684
Mortgages	10,400	10,400
Cash and cash equivalents	54,318	62,095

Total investments	572,458	647,179

Accrued investment income	5,919	7,526
Premiums receivable	128,417	120,112
Reinsurance recoverable	176,988	151,829
Deferred policy acquisition costs	8,423	9,416
Income tax expense (benefit)	45,944	43,725
Property and equipment, net	3,147	3,816
Other assets	7,453	7,647

Total assets	$948,749	$991,250

LIABILITIES
Reserves:
Loss and loss adjustment expenses	$613,277	$643,046
Unearned premiums	49,264	50,707

Total reserves	662,541	693,753
Amounts held for reinsurance	72,660	67,223
Other liabilities	15,455	26,086

Total liabilities	750,656	787,062

Commitments and contingencies
STOCKHOLDERS’ EQUITY

Preferred stock - par value $1.00, 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock - par value $.0001, 30,000,000 shares authorized, 12,792,091 shares issued, 2004 - 9,410,576 shares outstanding 2003- 9,371,933 shares outstanding	1	1
Additional paid-in capital	36,750	37,281
Retained earnings	259,553	264,063
Treasury stock, at cost (2004 - 2,881,515 shares and 2003 - 2,920,158 shares)	(97,356)	(98,006)
Subscription notes receivable	(3,302)	(3,312)
Accumulated other comprehensive income	2,447	4,161

Total stockholders’ equity	198,093	204,188

Total liabilities and stockholders’ equity	$948,749	$991,250

SCPIE Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in Thousands, except per-share data)

( Unaudited )

	Nine Months Ended		Three Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Revenues:
Net premiums earned	$103,700	$129,602	$36,059	$35,602
Net investment income	15,027	15,050	4,477	4,130
Realized investment gains (loss)	1,604	(4,264)	(111)	(8,191)
Other revenue	600	1,528	235	(492)

Total revenues	120,931	141,916	40,660	31,049
Expenses:
Losses & loss adjustment expenses incurred	100,545	127,262	34,776	44,387
Other operating expenses	22,998	38,533	6,192	9,255

Total expenses	123,543	165,795	40,968	53,642

Income (loss) before federal income taxes	(2,612)	(23,879)	(308)	(22,593)

Income tax expenses (benefits)	1,898 (1)	(8,453)	2,713 (1)	(7,777)

Net income (loss)	$(4,510)	$(15,426)	$(3,021)	$(14,816)

Basic earnings (loss) per share of common stock	$(0.48)	$(1.65)	$(0.32)	$(1.58)

Diluted earnings (loss) per share of common stock	$(0.48)	$(1.65)	$(0.32)	$(1.58)

Average number of shares outstanding-basic	9,410,576	9,364,610	9,410,576	9,364,610
Average number of shares outstanding-diluted	9,410,576	9,364,610	9,410,576	9,364,610

1)	Includes California Franchise Tax expense of $4.0 million.

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Nine Months Ended September 30, 2004					Nine Months Ended September 30, 2003
	Direct Healthcare Liability		Assumed Reinsurance (4) (5)			Direct Healthcare Liability		Assumed Reinsurance (4) (5)
	Core (2)	Non-Core (3) (4)		Other	Total (6)	Core (2)	Non-Core (3) (4)		Other	Total (6)
Net written premium (1)	$103,557	$(1,261)	$(39)		$102,257	$102,364	$4,986	$12,410		$119,760
Net earned premium	93,338	(1,177)	11,539		103,700	89,342	10,811	29,449		129,602

Net investment income				$15,027	15,027				$15,050	15,050
Realized investment gains				1,604	1,604				(4,264)	(4,264)
Other revenue				600	600				1,528	1,528

Total revenue	93,338	(1,177)	11,539	17,231	120,931	89,342	10,811	29,449	12,314	141,916

Incurred loss and LAE	76,621	6,959	16,965		100,545	80,996	14,559	31,707		127,262
Other expenses	19,413	102	3,483		22,998	17,596	3,405	17,532		38,533

Net underwriting loss	$(2,696)	$(8,238)	$(8,909)		(19,843)	$(9,250)	$(7,153)	$(19,790)		(36,193)

Net investment income and other revenue				$17,231	17,231				$12,314	12,314

Segment loss before federal Income taxes					$(2,612)					$(23,879)

Net cash used in operating activities					$(69,421)					$(38,922)

Loss ratio	82.1%					90.7%
Expense ratio	20.8%					19.7%

Combined ratio (GAAP)	102.9%					110.4%

1)	Net written premium is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net written premiums is a statutory measure of production levels. Net earned premiums, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies.
2)	Core Direct Healthcare Liability Business represents California and Delaware excluding the Brown & Brown Dental program and Hospital business.
3)	Non-Core Direct Healthcare Liability Business represents other state business related to the Brown & Brown and Hospital programs including those in California.
4)	Ratios are not shown for the Non-Core Healthcare Liability and Assumed Reinsurance columns, because their run-off status produces ratios which are not meaningful.
5)	The expense component for the Assumed Reinsurance segment includes the effect of the retrospective accounting treatment required by Financial Accounting Standards Board No. 113, more fully described in SCPIE’s 2003 Annual Filing in Form 10K, page 42.
6)	Ratios are not shown for the Total column, because inclusion of the discontinued Non-Core Healthcare Liability and Assumed Reinsurance results produce ratios which are no longer meaningful.

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Three Months Ended September 30, 2004					Three Months Ended September 30, 2003
	Direct Healthcare Liability		Assumed Reinsurance (4) (5)			Direct Healthcare Liability		Assumed Reinsurance (4) (5)
	Core (2)	Non-Core (3) (4)		Other	Total (6)	Core (2)	Non-Core (3) (4)		Other	Total (6)
Net written premium (1)	$7,368	$(565)	$3,239		$10,042	$9,784	$(101)	$3,838		$13,521
Net earned premium	30,796	(569)	5,832		36,059	31,059	1,784	2,759		35,602
Net investment income				$4,477	4,477				$4,130	4,130
Realized investment gains (loss)				(111)	(111)				(8,191)	(8,191)
Other revenue				235	235				(492)	(492)

Total revenue	30,796	(569)	5,832	4,601	40,660	31,059	1,784	2,759	(4,553)	31,049
Incurred loss and LAE	24,558	3,189	7,029		34,776	26,746	3,946	13,695		44,387
Other expenses	6,842	2	(652)		6,192	7,496	352	1,407		9,255

Net underwriting income (loss)	$(604)	$(3,760)	$(545)		(4,909)	$(3,183)	$(2,514)	$(12,343)		(18,040)

Net investment income and other revenue				$4,601	4,601				$(4,553)	(4,553)

Segment income (loss) before federal Income taxes					$(308)					$(22,593)

Net cash used in operating activities					$(25,682)					$(668)

Loss ratio	79.7%					86.1%
Expense ratio	22.2%					24.1%

Combined ratio (GAAP)	101.9%					110.2%

1)	Net written premiums is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net written premiums is a statutory measure of production levels. Net Earned Premiums, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies.
2)	Core Direct Healthcare Liability Business represents California and Delaware excluding the Brown & Brown Dental program and Hospital business.
3)	Non-Core Direct Healthcare Liability Business represents other state business related to the Brown & Brown and Hospital programs including those in California.
4)	Ratios are not shown for the Non-Core Healthcare Liability and Assumed Reinsurance columns, because their run-off status produces ratios which are not meaningful.
5)	The expense component for the Assumed Reinsurance segment includes the effect of the retrospective accounting treatment required by Financial Accounting Standards Board No. 113, more fully described in SCPIE’s 2003 Annual Filing in Form 10K, page 42.
6)	Ratios are not shown for the Total column, because inclusion of the discontinued Non-Core Healthcare Liability and Assumed Reinsurance results produce ratios which are not meaningful.

SCPIE Holdings Inc. and Subsidiaries

Reconciliation of Non-GAAP Disclosures

September 30, 2004

(Dollars in thousands)

	Nine Months Ended		Quarter Ended
	9/30/2004	9/30/2003	9/30/2004	9/30/2003
Total premiums
Net written premiums	$102,257	$119,760	$10,042	$13,521
Change in unearned premiums	1,443	9,842	26,017	22,081

Net earned premiums	$103,700	$129,602	$36,059	$35,602

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in thousands)

	September 30, 2004
Fixed-income portfolio
U.S. government & agencies	$147,026	29.9%
Mortgage & asset-backed	93,411	19.0%
Corporate	251,350	51.1%

Total	$491,787	100.0%

Average quality		AA
Effective duration		4.3
Yield to maturity		3.9%
Weighted average combined maturity		5.4